UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2007
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-1335253
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2007, Luby’s, Inc. (the “Company”) entered into a new $50.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) among the Company, the lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, and Amegy Bank, National Association (“Amegy Bank”), as Syndication Agent. The Revolving Credit Facility may, subject to the agreement by the lenders to provide the necessary commitments, be increased by an additional $50.0 million for a total facility size of $100.0 million. The Revolving Credit Facility terminates on, and all amounts owing thereunder must be repaid on, June 30, 2012.

At any time throughout the term of the loan, the Company has the option to elect one of two bases of interest rates. One interest rate option is the greater of (a) the federal funds effective rate plus 0.5%, or (b) prime, plus, in either case, an applicable spread that ranges from 0% to 0.50% per annum. The other interest rate option is LIBOR (London InterBank Offered Rate) plus an applicable spread that ranges from 0.75% to 2.00% per annum. The applicable spread under each option is dependent upon certain measures of the Company’s financial performance at the time of election.

The Company also pays a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which is also dependent upon the Company’s financial performance, ranging from 0.20% to 0.30% per annum. The Company also is obligated to pay certain fees with respect to any letters of credit issued. Finally, the Company is obligated to pay to the lenders a one-time fee in connection with the closing of the Revolving Credit Facility.

The Revolving Credit Facility contains customary covenants and restrictions on the Company’s ability to engage in certain activities, including financial performance covenants and limitations on capital expenditures, asset sales and acquisitions, and contains customary events of default. As of July 19, 2007, the Company was in full compliance with all covenants and maintained a zero outstanding balance with respect to the Revolving Credit Facility.

All amounts owing by the Company under the Revolving Credit Facility are guaranteed by the subsidiaries of the Company.

Christopher J. Pappas, the Company’s President and Chief Executive Officer, is a member of the Advisory Board of Amegy Bank, which is a lender under, and Syndication Agent of, the Revolving Credit Facility.

Item 1.02.	Termination of a Material Definitive Agreement.

The Revolving Credit Facility replaces the Company’s $45.0 million unsecured revolving credit facility (the “Prior Credit Facility”) entered into as of June 7, 2004, as amended August 31, 2005, among the Company, the lenders party thereto, Wells Fargo and Amegy Bank, as Documentation Agents, and JPMorgan Chase Bank, National Association, as Administrative Agent.  The Prior Credit Facility was terminated on July 13, 2007 in connection with the Company’s entry into the Revolving Credit Facility.

Christopher J. Pappas is a member of the Advisory Board of Amegy Bank, which was a lender under, and Documentation Agent of, the Prior Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Revolving Credit Facility is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	July 19, 2007	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and
Chief Executive Officer